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                                                             Page 45 of 87 Pages

                                                                       Exhibit 4

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                           AXA ASSURANCES VIE MUTUELLE



         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances Vie Mutuelle at 370, rue Saint Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA; Chairman
                                and CEO, Finaxa

*  Henri de Castries            Chairman of the Management Board, AXA; Vice
   AXA                          Chairman of the Board of Directors, Finaxa,
   25, avenue Matignon          Chairman, AXA Financial, Inc.
   75008 PARIS

*  Jean-Pierre Chaffin          Chairman; Chairman, AXA Courtage Assurance
   representing ASSSE           Mutuelle
   Federation de la
   Metallurgie CFE-CGC
   5, rue La Bruyere
   75009 PARIS

*  Henri de Clermont-Tonnerre   Chairman of the Supervisory Board,  Qualis SCA
   ERSA                         (transportation)
   90, rue de Miromesnil
   75008 PARIS



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                                                             Page 46 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Jean-Rene Fourtou            Vice President; Member of Supervisory Board,
   Aventis                      AXA; Chairman and Chief Executive Officer,
   67000 Strasbourg             Vivendi Universal (global media and
                                communications company); Vice Chairman of the Management Board, Aventis; Chairman of the
                                Management Board, Vivendi Environment and Group
                                Canal+

   Jean-Laurent Granier         Vice General Manager; Vice General Manager, AXA
                                Assurances I.A.R.D. Mutuelle and AXA Conseil Vie
                                Assurance Mutuelle

* Henri Lachmann                Chairman and Chief Executive Officer,
                                Schneider Electric Industries (electric
                                equipment)

*  Frederic Lucet               Senior Adviser, JP Morgan Chase

*  Octave Manset                Communications Manager, BMW
   BMW France                   France (auto manufacturer)
   78886 St. Quentin en Yuelynes

*  Francois Pierson             Member of the Management Board; Vice Chairman of
   Tour AXA                     the Management Board and Executive Officer, AXA;
   1, place des Saisons         Chairman, CEO, AXA France Assurance; CEO and
   92083 PARIS LA DEFENSE       Director, Mutuelles AXA; Executive Officer, AXA
                                Conseil I.A.R.D.

*  Francois Richer              Retired

*  Georges Rousseau             Retired



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                                                             Page 47 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Pierre de Waziers            General Manager, Societe Gramond (business
   Societe Gramont              consulting)
   25 rue Sainte Lucie
   75018 Paris, FRANCE


----------
*    Member, Conseil d'Administration


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